Exhibit 11

                                [Form of Opinion]
                                     Dechert
                              1775 Eye Street, N.W.
                             Washington, D.C. 20006


__________, 200_

Board of Trustees
Pilgrim Equity Trust
7337 E. Doubletree Ranch Road
Scottsdale, AZ 85258-2034

Re:  PILGRIM EQUITY TRUST, ON BEHALF OF PILGRIM MIDCAP OPPORTUNITIES FUND

Dear Ladies and Gentlemen:

We have acted as counsel to Pilgrim Equity Trust, a Massachusetts business trust (the "Trust"), and we have a general familiarity with the Trust's business operations, practices and procedures. You have asked for our opinion regarding the issuance of shares of beneficial interest by the Trust in connection with the acquisition by Pilgrim MidCap Opportunities Fund, a series of the Trust, of the assets of Pilgrim MidCap Growth Fund, a series of Pilgrim Mutual Funds, which will be registered on a Form N-14 Registration Statement (the "Registration Statement") to be filed by the Trust with the U.S. Securities and Exchange Commission.

We have examined originals or certified copies, or copies otherwise identified to our satisfaction as being true copies, of various corporate records of the Trust and such other instruments, documents and records as we have deemed necessary in order to render this opinion. We have assumed the genuineness of all signatures, the authenticity of all documents examined by us and the correctness of all statements of fact contained in those documents.

On the basis of the foregoing, it is our opinion that the shares of beneficial interest of the Trust being registered under the Securities Act of 1933, as amended, in the Registration Statement have been duly authorized and will be legally and validly issued, fully paid and non-assessable by the Trust upon transfer of the assets of Pilgrim MidCap Growth Fund pursuant to the terms of the Agreement and Plan of Reorganization included in this Registration Statement.

We hereby consent to use of this opinion as an exhibit to the Registration Statement and to all references to our firm therein.

Very truly yours,